EXHIBIT 99.1

AMENDMENT TO PROMISSORY NOTE

This Amendment No. 1 (this “Amendment”) amends and supplements the Promissory Note No. T-     between TenFold Corporation and                                          dated December     , 2005 (“Promissory Note”). The capitalized terms used below shall have the meaning assigned to them in the Promissory Note, unless specifically defined in this Amendment. Any conflict between this Amendment and the Promissory Note shall be governed by this Amendment.

Holder agrees to extend the maturity date for the Promissory Note as follows, which shall replace the first sentence of the Promissory Note:

“TENFOLD CORPORATION, a Delaware corporation (the “Company”), for value received, hereby promises to pay to                              (the “Holder”) the sum of $                     (                     Dollars) together with interest as calculated below, upon the earliest to occur of (a) (i) March 31, 2006, (ii) the closing of a Subsequent Equity Financing or (iii) a Liquidation Event, or (b) when declared due and payable by Holder subsequent to the occurrence of an Event of Default (each, a “Maturity Event”).”

In witness whereof, the Company and Holder have caused this Amendment to be executed by a duly authorized officer, this                      day of February, 2006.

TENFOLD CORPORATION

By:
Name:
Title:

HOLDER

By:
Name:
Title: